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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No 1 of our report dated March 5, 1998, except for the discontinued operations reclassifications in the Consolidated Statements of Operations and Note C, which are as of March 14, 2000, relating to the financial statements and financial statement schedules of World Access, Inc. for the year ended December 31, 1997, which appears in World Access Inc.'s Annual Report on Form 10-K/A Amendment No. 4 for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers LLP


Atlanta, Georgia
December 20, 2000